
                        OCEAN OPTIQUE DISTRIBUTORS, INC.
                      PROFORMA CONSOLIDATED BALANCE SHEET
                                JANUARY 31, 1998



                                                        ACTUAL      ADJUSTMENTS     PROFORMA
                                                  ------------------------------------------
Current Assets
   Cash and cash equivalents                       $  (277,133)                     (277,133)
   Certificate of deposit - restricted                  65,000                        65,000
   Accounts receivable                               2,195,722        (183,000)    2,012,722
   Inventory                                         4,398,160                     4,398,160
   Prepaid expenses and other current assets         1,091,026                     1,091,026
   Deferred income taxes                               134,532                       134,532
                                                  ------------------------------------------

        Total current assets                         7,607,307        (183,000)    7,424,307

Property, plant and equipment, net                     385,512                       385,512
Security deposits and other assets                      23,983                        23,983
Debt issue costs, net                                   95,564                        95,564
Deferred income taxes                                        0                             -
Intangible assets                                    1,891,487      (1,891,487)            -
                                                  ------------------------------------------

        Total assets                               $10,000,853      (2,074,487)    7,926,366
                                                  ==========================================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
   Line of credit                                    3,260,058                     3,260,058
   Accounts payable and accrued expenses             3,143,474      (2,217,000)      926,474
   Income tax payable                                        0                             -
   Current portion of long-term debt                   543,512        (479,000)       64,512
   Note payable - officers                             140,000                       140,000
                                                  ------------------------------------------

       Total current liabilities                     7,087,044      (2,696,000)    4,391,044

8% Convertible subordinated debentures                 260,000                       260,000
Long-term debt                                         119,768          (7,700)      112,068
Deferred income taxes                                   96,432                        96,432
                                                  ------------------------------------------


       Total liabilities                             7,563,244      (2,703,700)    4,859,544

Stockholders' equity
       Series A cumulative convertible 3%
         preferred stock,                               95,151                        95,151
       Series B-1, 2% convertible preferred
         stock, 162,478                                 64,016                        64,016
       Series C non-cumulative convertible
         preferred stock,                            1,697,037                     1,697,037
       Series C-2, 5% convertible preferred stock,     250,000                       250,000
       Series D preferred stock                              0       1,000,000     1,000,000
       Series E preferred stock                              0       1,520,700     1,520,700
   Common stock, no par value                                0                             -
   Paid-in capital                                     837,015                       837,015
Net loss                                              (625,192)     (1,891,487)   (2,516,679)
Retained earnings                                      119,582                       119,582
                                                  ------------------------------------------

       Total stockholders' equity                    2,437,609         629,213     3,066,822
                                                  ------------------------------------------

       Total liabilities and stockholders' equity  $10,000,853      (2,074,487)  $ 7,926,366
                                                  ==========================================